Exhibit 5.1

                         ARTER & HADDEN
                  1717 Main Street, Suite 4100
                      Dallas, Texas  75201
                         (214) 761-2100


                        February 29, 1996



SA Telecommunications, Inc.
1912 Avenue K, Suite 100
Plano, Texas  75074-5959

     Re:  SA Telecommunications, Inc.
          Registration Statement on Form S-8
          1994 Stock Option Plan for Non-Employee Directors

Gentlemen:

     We have acted as counsel to SA Telecommunications, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about March 1, 1996, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,000,000 shares of the $0.0001 par value common stock (the "Common Stock") of the Company that will be issued on the exercise of stock options (collectively, the "Options") granted or that may be granted under the 1994 Stock Option Plan for Non-Employee Directors of SA Telecommunications, Inc. (the " Outside Director Plan").

     You have requested the opinion of this firm with respect to certain legal aspects of the Registration Statement. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation and the Bylaws of the Company, as both have been amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment and approval of the Outside Director Plan, the granting of the Options under the Outside Director Plan, the issuance of shares of Common Stock pursuant to the Outside Director Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Outside Director Plan and the option agreements listed as exhibits to the Registration Statement; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that, assuming (i) the outstanding Options were duly granted and the Options to be granted in the future will be duly granted in accordance with the terms of the Outside Director Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options granted under the Outside Director Plan, (iii) the exercise of Options is in accordance with the provisions thereof and in accordance with the provisions of the Outside Director Plan, and (iv) the consideration for the shares of Common Stock issuable upon the exercise of such Options is actually received by the Company as provided in the Outside Director Plan and the particular Option and such consideration exceeds the par value of such shares, then the shares of Common Stock issued pursuant to the exercise of the Options will be validly issued, fully paid and nonassessable.

     We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or opinions set forth herein.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date hereof; however, we are not members of the Bar of the State of Delaware and our knowledge of its General Corporation Law is derived from a reading of the most recent compilation of that statute available to us without consideration of any judicial or administrative interpretations thereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon by any person other than the addressee identified above.

                              Very truly yours,

                              /s/ Arter & Hadden

                              ARTER & HADDEN